Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “agreement”) is

BETWEEN:

EOS INC, (party A)

-AND-

AsiaSonic International Industrial Co.. LTD (party B)

RECITALS

A.	Whereas, the Parties entered into two contractual Agreements listed below dated 2021/08/28 (please refer to the attachments for the content of the contracts)

1)	Investment Cooperation Agreement (Attachment l)

2)	Management Agreement (Attachment 2)

B.	Whereas, the Parties could not come to mutual consensus over sales strategies and business operations, and therefore mutually agreed to terminate the above two agreements

C.	Whereas, if the Parties find other opportunities to work together in the future, a separate contract shall set in place

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to terminate the two contractual agreements, and terminate all prior terms and responsibilities listed in the two contractual agreements. The Parties agree as follows:

l)	TERMS AND DEFINITION

The term “termination” used in this agreement, unless otherwise stated, shall have the exact meaning and implication as stated in this agreement 2023 3 30

2)	TERMINATION TIME

By this contract, the Parties mutually agree to terminate the two contracts effective the 30th day of March 2023

3)	TERMINATION

l)	The Parties, acknowledge by this agreement, agree to terminate all the rights and responsibilities listed in the two contracts starting from the effective date of this termination agreement. The Parties guarantee, upon signing of this termination agreement, sha]l not raise any claims to the four contracts and shall not ask for compensation in any way, including for costs and damages incurred by signing the termination agreement, through neither legal route nor non-legal route.

2)	All information including Business Plans, Research and Development information, shall return to the Parties in possession and remain confidential. Both Patties shall continue to keep those information confidential.

This agreement shall be executed in two identical counterparts, and Party A and Party B shall each bear one such counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of 29th of ’ March 2023

EOS INC.

Authorized Representative: He Siang Yang

Address: 4F-I, No.5, Qingdao E. Rd, Zhongzheng District, Taipei, Taiwan

AsiaSonic International Industrial Co., LTD

Authorized Representative:

Address: No. 11 , Lane 234, Xin Shu Rd, Xinzhuang District, New Taipei City, Taiwan